Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (this “MOU”) is entered into as of March 5, 2010 (the “Effective Date”), by and between PacifiCorp, an Oregon corporation (“PacifiCorp”), and Idaho Power Company, an Idaho corporation (“Idaho Power”).  PacifiCorp and Idaho Power are sometimes referred to in this MOU individually as a “Party” and, collectively, as the “Parties”.

RECITALS

A.         PacifiCorp owns and operates facilities for the transmission of electric power and energy in interstate commerce (“PacifiCorp Transmission System”).

B.         Idaho Power owns and operates facilities for the transmission of electric power and energy in interstate commerce (“Idaho Power Transmission System”; each of the PacifiCorp Transmission System and the Idaho Power Transmission System, a “Transmission System” and, collectively, the “Transmission Systems”).

C.        Each of PacifiCorp and Idaho Power have an independent obligation pursuant to their respective Open Access Transmission Tariff to plan for and expand their respective Transmission System based upon the needs of their native load customers, network customers, and eligible customers that agree to expand the Transmission System.

D.         Idaho Power has developed an integrated resource plan for service to its native load customers, and received network load and resource forecasts from its network customers that collectively demonstrate the need to evaluate expansion of Idaho Power’s Transmission System.

E.         PacifiCorp has developed an integrated resource plan for service to its native load customers, and received network load and resource forecasts from its network customers that collectively demonstrate the need to evaluate expansion of PacifiCorp’s Transmission System.

F.         The Parties are committed to the development of transmission facilities to fulfill their service obligations and to operate reliable Transmission Systems.

G.         The Parties are also committed to engaging potential stakeholders in this development process through the Northern Tier Transmission Group’s planning workgroup and other appropriate forums.

H.        The Parties have been involved in the joint development and expansion of certain major electric transmission facilities (the “Gateway West Project”) pursuant to (i) the Memorandum of Understanding Between Idaho Power Company and PacifiCorp Concerning Electric Transmission Development, dated May 7, 2007 and (ii) the First Amended and Restated Agreement to Share Permitting Costs for Gateway West in

Support of the National Environmental Policy Act (“NEPA”) Process, dated September 5, 2008.

I.         The Parties are considering whether to modify the Gateway West Project through Idaho and terminating in Oregon to recognize significant capital savings through participation in a combined set of projects over the next six (6) years (as further defined in Exhibit A, the “Projects”) which is expected to meet, in part, both Parties’ long term integrated resource planning needs.

J.         The Parties are also considering whether to construct new projects into Oregon, specifically the Hemingway to Boardman project, which, if pursued, could be included in the Projects.

K.        Idaho Power and PacifiCorp are parties to certain Legacy Agreements (as defined in Exhibit A) which grant to one another certain transmission capacity rights over portions of the other Party’s existing Transmission System.

L.         The Parties desire to consider whether to terminate the Legacy Agreements and replace the transmission arrangements contemplated therein with joint ownership transmission arrangements and other alternative transmission arrangements pursuant to definitive agreements mutually satisfactory to the Parties (as further defined in Exhibit A, the “Definitive Agreements”).

M.       The Parties are entering into this MOU to set forth a process by which the Parties will negotiate in good faith to attempt to reach mutually satisfactory agreement on the terms and conditions of the Projects and the Definitive Agreements.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                               Effective Date; Term.

(a)          This MOU shall become effective on the Effective Date.

(b)         The term of this MOU shall commence on the Effective Date and shall terminate upon the earlier date to occur of the following (the “Termination Date”):

(i)                 The date that each of the Parties executes and delivers each of the Definitive Agreements;

(ii)               The date that either Party provides notice to the other Party that it has decided, in its sole and absolute discretion, not to proceed with the Projects and the Definitive Agreements; or

(iii)               The Parties fail to execute and deliver the Definitive Agreements on or before September 1, 2010, as such date may be extended by mutual written agreement of the Parties (the “Target Date”).

(c)            This MOU shall automatically terminate on the Termination Date and shall have no further force or effect, provided that the rights and obligations set forth in Sections 4, 5, and 6 shall survive the termination of this MOU and remain in full force and effect.

  2.                                            Negotiate Terms of Definitive Agreements.

(a)                During the term of this MOU, both Parties shall proceed diligently and in good faith to negotiate mutually satisfactory terms of the Definitive Agreements and all such other agreements and documents necessary to fully document the transactions contemplated by the Projects and the Definitive Agreements by no later than the Target Date.

(b)               Each Party shall select a senior-level representative (each, a “Representative”) to be responsible for coordinating activities under this MOU.  Each Party commits to provide its Representative with the support and resources necessary to further the purposes of this MOU.  In no event shall the Representatives be permitted to amend the terms of this Agreement, other than in accordance with Section 6(b).

(c)                Based on the information currently known to the Parties, it is proposed that the Definitive Agreements would include the terms and conditions set forth in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”).  The Term Sheet sets forth the Parties’ current general understanding with respect to certain provisions of the Definitive Agreements, but is not intended to represent a binding agreement or final contractual language, or to address every provision which the Parties may wish to incorporate into the Definitive Agreements.

  3.                                                         Nature of MOU. Neither this MOU nor the Term Sheet is intended to include all of the essential terms of the transactions contemplated by this MOU (which will only be contained in the Definitive Agreements) and, accordingly, neither this MOU nor the Term Sheet is intended to be a complete and binding agreement as to the terms of the Definitive Agreements and the transactions contemplated thereby.  No binding agreement will exist between the Parties with respect to the transactions to be included in the Definitive Agreements unless and until the Parties execute and deliver the Definitive Agreements.

  4.                                                      Confidentiality. All information exchanged in connection with this MOU (but not this MOU) shall constitute “Confidential Information” subject to the terms and conditions of that certain Mutual Nondisclosure and Confidentiality Agreement, dated as of October 21, 2009, between the Parties (the “Confidentiality Agreement”), the provisions of which are incorporated herein by reference.  The Parties anticipate posting this MOU on their respective OASIS sites for public disclosure.

  5.                                           Limitation of Liability; Indemnity.

(a)                Each of the Parties acknowledges and agrees that:  (i) the other Party’s decision to proceed with the Definitive Agreements, including the decision to proceed with the Projects, and any other decision with respect to the Definitive Agreements or the Projects, is within the other Party’s sole and absolute discretion and that the other Party may terminate this MOU at any time for any reason whatsoever or for no reason; and (ii) the other Party shall not be liable to it for any claim, loss, cost, liability, damage or expense, including any direct damage or any special, indirect, exemplary, punitive, incidental or consequential loss or damage (including any loss of revenue, income, profits or investment opportunities or claims of third party customers), arising out of or directly or indirectly related to the other Party’s decision to terminate this MOU, the other Party’s performance under this MOU, or any other decision with respect to proceeding or not proceeding with the Definitive Agreements or the Projects.

(b)               The rights and obligations under this Section 5 shall survive the expiration and termination of this MOU.

  6.                                        General Provisions.

(a)          This MOU represents the entire agreement between the Parties and supersedes any prior written or oral agreements or understandings between the Parties relating to the subject matter of this MOU, provided that nothing in this MOU shall limit, repeal, or in any manner modify the existing legal rights, privileges, and duties of each of the Parties as provided by agreement (including the Confidentiality Agreement and the Legacy Agreements), statute or any other law or applicable court or regulatory decision.

(b)         This MOU may not be amended except in writing signed by both of the Parties.

(c)          Any waiver on the part of a Party to this MOU of any provision or condition of this MOU must be in writing signed by each Party to be bound by such waiver, shall be effective only to the extent specifically set forth in such writing and shall not limit or affect any rights with respect to any other or future circumstance.

(d)         This MOU is for the sole and exclusive benefit of the Parties and shall not create a contractual relationship with, or cause of action in favor of, any third party.

(e)          Neither Party shall have the right to assign its interest in this MOU, including its rights, duties, and obligations hereunder, without the prior written consent of the other Party, which consent may be withheld by the other Party in its sole and absolute discretion. Notwithstanding the foregoing, either Party shall have the right, without the prior consent of the other Party, to assign all of its interest in this MOU in connection with any sale, merger or other transfer of all or a substantial part of such Party’s electric transmission facilities as an operating entity:  provided, however, that the effectiveness of such assignment shall be conditioned upon assignee (i) agreeing in writing to assume all of the rights and obligations of the assignor hereunder as of the assignment date and (ii) having all necessary corporate and regulatory authority and approvals to perform its obligations under this MOU. Any assignment made in violation of the terms of this Section 6(e) shall be null and void and shall have no force and effect.

(f)                In the event that any provision of this MOU is determined to be invalid or unenforceable for any reason, in whole or part, the remaining provisions of this MOU shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law, and such invalid or unenforceable provision shall be replaced by the Parties with a provision that is valid and enforceable and that comes closest to expressing the Parties’ intention with respect to such invalid or unenforceable provision.

(g)                Each Party shall be solely responsible for and shall pay its own costs and expenses incurred by it in connection with the negotiation of this MOU, the Definitive Agreements and all other agreements, documents and instruments related hereto and thereto, including all legal fees and expenses and expenses associated with such Party’s own due diligence activities.

(h)               Whenever this MOU requires or provides that (i) a notice be given by a Party to the other Party or (ii) a Party’s action requires the approval or consent of the other Party, such notice, consent or approval shall be given in writing and shall be given by personal delivery, by recognized overnight courier service, or by certified mail (return receipt requested), postage prepaid, to the recipient thereof at the address given for such Party as set forth below, or to such other address as may be designated by notice given by any Party to the other Party in accordance with the provisions of this Section 6(h):

If to PacifiCorp:

PacifiCorp

825 NE Multnomah Street, Suite 1600
Portland, OR 97232

Attention: Director Transmission Services
Fax No.: (503) 813-6893

If to Idaho Power:

Idaho Power Company

1221 West Idaho Street

Boise, ID 83702

Attention: Manager Transmission Policy & Development
Fax No.: (208) 388-5504

Each notice, consent or approval shall be conclusively deemed to have been given (A) on the day of the actual delivery thereof, if given by personal delivery or overnight delivery, and (B) date of delivery shown on the receipt, if given by certified mail (return receipt requested).

(i)                 This MOU may be executed in one or more counterparts (including by facsimile or a scanned image), each of which when so executed shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

(j)                 Nothing contained in this MOU shall be construed as creating a corporation, company, partnership, association, joint venture or other entity, nor shall anything contained in this MOU be construed as creating or requiring any fiduciary relationship between the Parties.  No Party shall be responsible hereunder for the acts or omissions of the other Party. Nothing herein shall preclude a Party from taking any action (or have its affiliates take any action) with respect to any other transmission project, including any such project that may compete with the Projects.

(k)               Unless otherwise expressly provided, for purposes of this MOU, the following rules of interpretation shall apply:  (A) any reference in this MOU to gender includes all genders, and the meaning of defined terms applies to both the singular and the plural of those terms; (B) the insertion of headings are for convenience of reference only and do not affect, and will not be utilized in construing or interpreting, this MOU; (C) all references in this MOU to any “Section” are to the corresponding Section of this MOU unless otherwise specified; (D) words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this MOU (including the Exhibits to this MOU) as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (E) the word “including” or any variation thereof means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it; and (F) the Parties have participated jointly in the negotiation and drafting of this MOU and, in the event an ambiguity or question of intent or interpretation arises, this MOU shall be construed as jointly drafted by the Parties and no presumption or burden of proof favoring or disfavoring any Party will exist or arise by virtue of the authorship of any provision of this MOU.

7.                                                           Governing Law; Venue. This MOU shall be governed by, and construed and interpreted in accordance with, the laws of the State of Idaho without regard to its principles of conflicts of laws.  Venue for any action hereunder shall be proper in either Multnomah County, Oregon or Ada County, Idaho.  Each Party waives to the fullest extent permitted by law, any right it may have to contest venue and a right to trial by jury in respect of any suit, action, claim or proceeding relating to this MOU.

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IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officer to execute this Memorandum of Understanding as of the date first above written.

PACIFICORP

By:  /s/ Pat Reiten

       Name:  Pat Reiten

       Title:  President, Pacific Power

IDAHO POWER COMPANY

By: /s/ Daniel B. Minor

Name: Daniel B. Minor

Title:  Executive Vice President, Operations

EXHIBIT A

TERM SHEET

Parties:	Idaho Power Company, an Idaho corporation (“Idaho Power”) PacifiCorp, an Oregon corporation (“PacifiCorp”)
Legacy Agreements:

The following agreements entered into between PacifiCorp and Idaho Power and/or on file with FERC:

Idaho Power Rate Schedules 67, 87, and 149

(a) Second Restated and Amended Transmission Facilities Agreement, dated as of February 9, 2009;

(b) Restated Transmission Service Agreement, to be filed by the Parties in FERC docket number ER09-1335;

(c) Agreement for Interconnection and Transmission Services, to be filed by the Parties in FERC docket number ER09-1335;

(d) Memorandum of Understanding Between Idaho Power Company and PacifiCorp Concerning Electric Transmission Development, dated May 7, 2007; and

(e) First Amended and Restated Agreement to Share Permitting Costs for Gateway West in Support of the National Environmental Policy Act (“NEPA”) Process, dated September 5, 2008;

PacifiCorp Rate Schedules 257, 293, 294, and 427.

(a) Antelope Substation Capacity Entitlement, Operation and Maintenance Agreement, dated October 17, 1989;

(b) Transmission Facilities, dated as of June 1, 1974;

(c) Agreement for Interconnection and Transmission Services, dated as March 19, 1982; and

(d) Draft Transmission Services Agreement, dated as of June 28, 1995.

Other legacy agreements may be identified and added by mutual agreement of the Parties.

Settlement Agreement

A settlement agreement to be entered into between PacifiCorp and Idaho Power, pursuant to which the Legacy Agreements will be terminated and the Parties will be released from all obligations and liabilities thereunder.

Purchase and Sale Agreement(s) (“PSA(s)”)

One or more purchase and sale agreements to be entered into between PacifiCorp and Idaho Power, pursuant to which:

(a) PacifiCorp will sell to Idaho Power and Idaho Power will purchase from PacifiCorp an undivided ownership interest in the following transmission facilities (the specific scope of which will be mutually agreed to by the Parties in the Definitive Agreements) (each, “Facility” and, collectively, the “Transmission Facilities”):

(i) Goshen to Kinport (to provide Idaho Power with 236 MW west bound transmission capacity);

(ii) Antelope Substation to INL (to provide Idaho Power with 55 MW transmission capacity of the 230/161 kV transformer and the 161 kV bus);

(iii) Goshen 161 and 345 kV Substation (to provide Idaho Power with 37.5 MW transmission capacity along with 87 MW bi-directional transmission capacity of the 345/161 kV transformers and of the 161 kV and 345 kV bus);

(iv) Summer Lake to Hemingway (to provide Idaho Power with 150 MW east bound transmission capacity, which can only be scheduled and used on a non simultaneous basis according to WECC approved rating documentation and only after approval is granted by WECC, pending import allocations on the ID-NW path as determined by all participants according to WECC policies resulting from PacifiCorp’s 550 MW eastbound rating and retaining 400 MW for PacifiCorp, or as otherwise established between the Parties in the Definitive Agreements);

(v) Midpoint to Hemingway section of the existing Midpoint-Summer Lake 500 kV line (to provide Idaho Power with 300 MW east-west transmission capacity);

(vi) Jim Bridger to Kinport and Jim Bridger to Borah 345 kV transmission lines (to provide Idaho Power with  236 MW and 236 MW, respectively, of transmission capacity on each Facility); and

(vii) 3 Mile Knoll Substation 345 kV bus (to provide Idaho Power with transmission capacity for its Bridger system transmission capacity rights);

(viii) PacifiCorp’s Populus Substation now under construction (to provide Idaho Power with transmission capacity for its Bridger system transmission capacity rights);

(ix) PacifiCorp’s Jefferson Substation 161 kV bus (to provide Idaho Power with transmission capacity for Idaho Power load service); and

(x) PacifiCorp’s Big Grassy 161 kV bus (to provide Idaho Power with transmission capacity for Idaho Power’s load service).

(b) Idaho Power will sell to PacifiCorp and PacifiCorp will purchase from Idaho Power an undivided ownership interest in the following transmission facilities (the specific scope of which will be mutually agreed to by the Parties in the Definitive Agreements) (each, “Facility” and, collectively, the “Transmission Facilities”):

(i) Borah - Kinport to Midpoint (to provide PacifiCorp with 1400 MW of east-west transmission capacity);

(ii) Borah - Kinport to Midpoint (to provide PacifiCorp with 200 MW of east-west transmission capacity);

(iii) Borah to Kinport (to provide PacifiCorp with 250 MW of west-east transmission capacity);

(iv) Borah to Brady to Kinport (to provide PacifiCorp with 250 MW of west-east transmission capacity);

(v) Midpoint to Borah to Kinport (to provide PacifiCorp with 400 MW of west to east bound transmission capacity);

(vi) Jim Bridger to Goshen (to provide PacifiCorp with 498 MW  of bi-directional transmission capacity);

(vii) Goshen to Big Grassy (to provide PacifiCorp with 65 MW of south-north transmission capacity for load service of the 161 kV line transmission facilities);

(viii) Jim Bridger Substation 230 kV transmission facilities (to provide PacifiCorp with all of Idaho Power’s transmission capacity over the 230 kV transmission facilities); and

(ix) Idaho Power’s Hemingway Substation 500 kV bus now under construction (to provide PacifiCorp with 1600 MW of transmission ownership capacity).

(c) The MW transmission capacities identified in (a) and (b) above represent the Parties’ current best estimate and may be subject to limitations, restrictions, or timing of other events, within or beyond the control of the Parties.  Detailed MW transmission capacity values and associated undivided ownership interest percentages will be confirmed by the Parties as part of the negotiation of terms in the Definitive Agreements.

(d) The Parties will seek to obtain any necessary regulatory approvals to facilitate the transfers by the Parties of undivided ownership interests in the Facilities on or before December 31, 2010.

(e) Closing and asset transfers will take place at a future date to be determined by the Parties.

Joint Ownership, Operation and Maintenance Agreements (“JOOMs”)

One or more joint ownership, operation and maintenance agreements to be entered into by PacifiCorp and Idaho Power which will govern the ownership, operation and maintenance of one or more Facilities.  Under each JOOM, the Parties will designate one of the Parties to serve as Operator to provide for the operation, maintenance, and capital improvements and upgrades to the Facilities, with cost sharing of these services based upon the Parties’ ownership shares unless provided otherwise in the JOOM.  The Parties will establish procedures for expansion and provide for cost sharing in each JOOM.

Interconnection Agreements

One or more interconnection agreements to be entered into between PacifiCorp and Idaho Power, which will govern the interconnection of the transmission facilities of the Parties subject to the Definitive Agreements.

Projects

Collection of individual transmission projects referred to below:

(a) 500 kV transmission line from Hemingway to Boardman, including a substation expansion at Hemingway and Boardman and/or a new substation at North East Oregon (NEO) (“Hemingway to Boardman Line”);

(b) 500 kV transmission line from Populus to Cedar Hill to Hemingway, including a new Cedar Hill 500 kV station (“Populus to Hemingway Line”); and

(c) 500 kV transmission line from Midpoint to Cedar Hill (“Midpoint to Cedar Hill Line”).

Joint Development and Construction Agreement

An agreement to be entered into between PacifiCorp and Idaho Power, pursuant to which:

(a) PacifiCorp and Idaho Power will jointly develop and construct the Projects;

(b) PacifiCorp and Idaho Power will be responsible for ownership share as stated below and negotiated in the final JOOM:

53% and 47%, respectively, of the costs and expenses of the Hemingway to Boardman Line and 50% and 50%, respectively, of the costs and expenses of the Hemingway Line to Cedar Hill Line, provided that if material additional upgrades are required to the Hemingway to Boardman Line or the Hemingway to Cedar Hill Line to achieve required WECC ratings to meet one or both of the Parties’ requirements, the cost allocations will require re-negotiation

50% and 50%, respectively, of the costs and expenses of the Midpoint to Cedar Hill Line.

(c) PacifiCorp will receive 400 MW of east bound transmission capacity and 1000 MW of west bound transmission capacity on the Hemingway to Boardman Line and 900 MW of transmission capacity on the Hemingway to Cedar Hill Line;

(d) Idaho Power will receive 500 MW east bound transmission capacity on the Hemingway to Boardman Line and 300 MW of bi-directional transmission capacity on the Hemingway to Cedar Hill Line;

(e) Idaho Power will be responsible as agent, on behalf of Idaho Power and PacifiCorp, to construct the Hemingway to Boardman Line, pursuant to the Definitive Agreements;

(f) Idaho Power will be responsible as agent, on behalf of Idaho Power and PacifiCorp, to construct the Hemingway to Cedar Hill Line, pursuant to the Definitive Agreements;

(g) PacifiCorp and Idaho Power will diligently pursue the Projects, recognizing that various issues may create an environment where one or both Parties would desire to terminate the Joint Development and Construction Agreement.  If either Party unilaterally terminates or both Parties agree to jointly terminate the Joint Development and Construction Agreement, PacifiCorp will compensate Idaho Power for the difference in the net book cost of the legacy assets traded to each other pursuant to the PSA, plus the net present value of foregone revenue Idaho Power otherwise would have received from the legacy assets, plus interest at the established FERC rates from the date of closing to the date of termination, pursuant to the Definitive Agreements, said compensation will not exceed $55 million.

Other Arrangements

In addition to the other arrangements in the Definitive Agreements described herein, PacifiCorp and Idaho Power will agree to the following transmission arrangements which will be included in the appropriate Definitive Agreement.  The MW transmission capacities identified below represent the Parties’ current best estimate and may be subject to limitations, restrictions, or timing of other events, within or beyond the control of the Parties.  Detailed MW transmission capacity values and associated undivided ownership interest percentages will be confirmed by the Parties as part of the negotiation of terms in the Definitive Agreements:

(a) Subject to termination of the RTSA and compliance with the terms and conditions of Idaho Power’s OATT, Idaho Power will provide to PacifiCorp Energy 300 MW of tariff transmission tariff service from Midpoint to Enterprise and 100 MW of transmission tariff service from Hemingway to Enterprise;

(b) PacifiCorp will construct a proposed 500 kV transmission line from Populus to Cedar Hill (“Populus to Cedar Hill Line”), will be responsible for the costs and expenses of the Populus to Cedar Hill Line and will be entitled to all of the transmission capacity associated with the Populus to Cedar Hill Line;

(c) PacifiCorp currently has an approved non simultaneous WECC rating on the Midpoint to Summer Lake line of 1500 MW.  PacifiCorp expects to maintain the existing 1500 MW rating from Hemingway west and at minimum have alternative delivery rights up to 2200 MW in aggregate with optional deliveries to either Boardman (up to 1000 MW) or Summer Lake (up to 1500 MW);

(d) The Parties recognize that an existing 345 kV line between Borah and Midpoint can be upgraded to 500 kV and significant capacity provided from this future conversion.  This transmission line will become a jointly owned line under the PSA regarding the RTSA.

(e) Idaho Power agrees to eliminate all legacy contract delivery and scheduling restrictions on the Jim Bridger plant to Goshen loads;

(f) Subject to the terms and conditions of Idaho Power’s OATT, Idaho Power will provide PacifiCorp Energy with a termination right on the following OATT tariff services entered into subsequent to the Idaho Power FERC rate case order the 200 MW (overlay) and any resulting agreement stemming from the ITSA discussion, plus the 104 MW contract from Bridger;

(g) Idaho Power and PacifiCorp will develop the components necessary to consolidate the east and west balancing areas and cooperate in establishing the Control Areas and intertie metering points;

(h) Idaho Power will remain the path operator for ID-NW, Borah West, Brownlee East, and other internally constrained paths or identified WECC paths;

(i) PacifiCorp will remain the path operator for the Bridger West and Hemingway to Summer Lake paths;

(j) Idaho Power will support and cooperate with PacifiCorp efforts to contractually move the Bridger Plant from the western balancing area into the eastern balancing area;

(k) The Parties recognize that path ratings work is expected to shift the current meter points from Midpoint to Hemingway with no reduction to existing ratings for either the Idaho Power to the Northwest Path and the Midpoint to Summer Lake path.  Once the meter point is shifted to Hemingway for both paths PacifiCorp’s ability to make use of its existing 500 kV system of 1500 MW for firm energy transfers to Hemingway will not be negatively impacted by the Hemingway interconnection;

(l) The Parties will establish operational jurisdictional control for all defined paths and specific transmission elements associated with all new facilities;

(m) The Parties recognize that existing rights will not be impacted and the potential for curtailments will not be increased on Idaho to Northwest path.

Definitive Agreements

The following agreements to be entered into by PacifiCorp and Idaho Power:

(a) Settlement Agreement;

(b) Purchase and Sale Agreements;

(c) JOOMs;

(d) Interconnection Agreements; and

(e) Joint Development and Construction Agreement.

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